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                       CONSENT OF INDEPENDENT ACCOUNTANTS'








We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-69423); and the Registration Statement on Form SB-2 (File No. 333-25937), and the Post Effective Amendment No. 1 of Form SB-2 (File No. 333-25937) of our report dated February 16, 1999, with respect to the consolidated financial statements of DIDAX INC, included in the Annual Report on Form 10-KSB for the year ended December 31, 1998.


Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
February 16, 1999